U.S. SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C. 20549

                               SCHEDULE 14C INFORMATION

                   INFORMATION STATEMENT PURSUANT TO SECTION 14(c)
                       OF THE SECURITIES EXCHANGE ACT OF 1934
                              (AMENDMENT NO.     )

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[   ]  Preliminary Information Statement

[   ]  Confidential, for Use of the Commission Only (as permitted by
Rule 14(a)-6(e)(2))

[X]  Definitive Information Statement

                            JUSTWEBIT.COM, INC.
          (Name of the Registrant as Specified in its Charter)

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[X] No Fee Required

[  ]  Fee Computed on table below per Exchange Act Rules 14a-6(I)(4) and 0-11.

1.  Title of each class of securities to which transaction applies:

2.  Aggregate number of securities to which transaction applies:

3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4.  Proposed aggregate offering price:

5.  Total fee paid:

[  ]  Fee paid previously with preliminary materials.

[ ] Check box is any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1.  Amount previously paid:

2.  Form, schedule, or registration statement number:

3.  Filing party:

4.  Date filed:

Notes:


                               INFORMATION STATEMENT

                                JustWebit.com, Inc.
                         930 South State Street, Suite 10
                                Orem, Utah  84097

                     We Are Not Asking You for a Proxy and You Are
                         Requested Not To Send Us a Proxy

     This Information Statement is furnished by the Board of Directors of Justwebit.com, Inc., a Ltd., a Nevada corporation ("Company"), to the holders of record at the close of business on December 10, 2001 ("Record Date") that were not solicited by the Company, of the Company's outstanding common stock, par value $0.001 per share ("Common Stock",) pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended ("Exchange Act").

     The Company's Board of Directors unanimously approved this increase in authorized shares of common stock by written consent of the Directors on December 3, 2001. The Company has received the consent of a majority of the outstanding shares of Common Stock for the Company to do the following: Amend the Articles of Incorporation of the Company to increase the authorized common shares of the Company to 250,000,000. The filing of a Certificate of Amendment of Articles of Incorporation with the Nevada Secretary of State, which will effect this increase in authorized common stock, will not be done until a date which is at least twenty (20) days after the filing of this Definitive Information Statement.

     This Information Statement will be sent on or about December 21, 2001 to the Company's stockholders of record who have not been solicited for their consent of this corporate action.

                              VOTING SECURITIES

     The record date of shareholders entitled to receive notice of this corporate action by the Company is the close of business on December 10, 2001. On such date, the Company had issued and outstanding 52,826,394 shares at $0.001 par value common stock. Each share is entitled to one vote per share on any matter which may properly come before the shareholders and there is no cumulative voting right on any shares. Pursuant to applicable Nevada, there are no dissenter's or appraisal rights relating to the matters to be voted.

     All matters to be voted on require an affirmative vote of a majority of the issued and outstanding shares of the Company.  The
Company has solicited and received written consent of   a majority of
such shares in the Company.

                             STOCK OWNERSHIP

     The following table sets forth information regarding the beneficial ownership of shares of the Company's common stock as of December 10, 2001 (52,826,394 issued and outstanding) by (i) all shareholders known to the Company to be beneficial owners of more than 5% of the outstanding Common Stock; (ii) each director and executive officer; and (iii) all officers and directors of the Company as a group. Except as may be otherwise indicated in the footnotes to the table, each person has sole voting power and sole dispositive power as to all of the shares shown as beneficially owned by them.


Title of        Name and Address                    Amount of       Percent of
Class           of Beneficial Owner(1)              Beneficial         Class
                                                    Ownership(2)

Common Stock    Lowell Holden                       9,120,000 (3)      17.26
                930 South State  Street
                Suite 10
                Orem, Utah 84097

Common Stock    Marcine Aniz Uhler                  8,000,000 (4)      15.14%
                3900 Birch St. Suite 113
                Newport Beach, Ca 92108

Common Stock    Richard Nuthmann                    3,500,000 (5)       6.62%
                294 South Seneca Circle
                Anaheim,Ca 92805

Common Stock    Jon R. Marple & Suzanne N. Marple   3,396,644           6.43%
                9 Mesa Lane
                Colorado Springs, Co 80906

Common Stock    Marc R. Tow                         3,000,000           5.68%
                3900 Birch Street, Suite 113
                Newport Beach, Ca 92660

Common Stock    Richard Overdorff                     300,000 (6)       0.57%
                930 South State Street, Suite 10
                Orem, Utah 84097

Common Stock    Greg Johnson                             0              0.00%
                930 South State Street, Suite 10
                Orem, Utah  84097

Common Stock    Gary Borglund                            0              0.00%
                930 South State Street, Suite 10
                Orem, Utah 84097

Common Stock    Shares of all directors and         9,420,000          17.83%
                executive officers as a group (4
                persons)

(1) Except as noted, each person has sole voting power and sole dispositive power as to all of the shares shown as beneficially owned by them.

(2) None of these security holders has the right to acquire any amount of the shares within sixty days from options, warrants, rights, conversion privilege, or similar obligations.

(3) 6,180,000 of this total is held in the name of LS Enterprises, Inc., of which is controlled by Mr. Holden, who is the president and a director of that company.

(4)  6,000,000 of this total is held in the name of Pelham
Associates, Inc., of which Ms. Uhler is the President and a Director (the shares of Pelham are owned by The Michael Andrew Trust, of which Ms. Uhler is the trustee).

(5) 500,000 of this total is held in the name of The David Andrew Trust, of which Mr. Nuthmann is the trustee.

(6) These shares are held in the name of Ken Blomhofer, who resides in Mr. Overdorff's household.

                        INCREASE IN AUTHORIZED SHARES

Description of Securities.

(a)  Shareholder Rights.

     The Company's articles of incorporation authorize the issuance of 100,000,000 shares of common stock, with a par value of $0.001.

The holders of the shares:

     have equal ratable rights to dividends from funds legally available therefore, when, as, and if declared by the board of directors of the company are entitled to share ratably in all of the assets of the company available for distribution upon winding up of the affairs of the company are entitled to one non-cumulative vote per share on all matters on which shareholders may vote at all meetings of shareholders.

These securities do not have any of the following rights

     special voting rights

     preference as to dividends or interest

     preemptive rights to purchase in new issues of shares

     preference upon liquidation

     any other special rights or preferences.

In addition, the shares are not convertible into any other security. There are no restrictions on dividends under any loan, financing arrangements or otherwise. As of December 10, 2001, the Company had 52,826,394 shares of common stock issued and outstanding.

(b)  Non-Cumulative Voting.

The holders of shares of common stock of the company do not have cumulative voting rights, which means that the holders of more than 50% of such outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose. In such event, the holders of the remaining shares will not be able to elect any of the company's directors.

(c)  Dividends.

The Company does not currently intend to pay cash dividends. Because the Company does not intend to make cash distributions, potential shareholders would need to sell their shares to realize a return on their investment. There can be no assurances of the projected values of the shares, nor can there be any guarantees of the success of the Company.

A distribution of revenues will be made only when, in the judgment of the Company's board of directors, it is in the best interest of its stockholders to do so. The board of directors will review, among other things, the financial status of the company and any future cash needs of the Company in making its decision.

(d)  Possible Anti-Takeover Effects of Authorized but Unissued Stock.

The Company's authorized capital stock consists of 100,000,000 shares of common stock, with, as of December 10, 2001, 52,826,395 shares outstanding. One effect of the existence of authorized but unissued capital stock may be to enable the Board of Directors to render more difficult or to discourage an attempt to obtain control of the company by means of a merger, tender offer, proxy contest, or otherwise, and thereby to protect the continuity of the Company's management. If, in the due exercise of its fiduciary obligations, for example, the Board of Directors were to determine that a takeover proposal was not in the Company's best interests, such shares could be issued by the Board of Directors without stockholder approval in one or more private placements or other transactions that might prevent, or render more difficult or costly, completion of the takeover transaction by diluting the voting or other rights of the proposed acquiror or insurgent stockholder or stockholder group, by creating a substantial voting block in institutional or other hands that might undertake to support the position of the incumbent board of directors, by effecting an acquisition that might complicate or preclude the takeover, or otherwise.

(e)  Transfer Agent.

The company has engaged the services of Atlas Stock Transfer
Corporation, address 5899 South State Street, Salt Lake City, UT
84107, to act as transfer agent and registrar.

Increase in Authorized Shares

     The corporate action to be taken consists of the Company filing a Certificate of Amendment of Articles of Incorporation wherein the amount of the total authorized common capital stock of this corporation is increased to 250,000,000 shares, $0.001 par value.

By order of the Board of Directors
December 3, 2001
/s/  Greg Johnson
Greg Johnson, President